Exhibit 99.1

NEWS RELEASE

RIVERVIEW FINANCIAL CORPORATION

REPORTS 2017 FINANCIAL RESULTS

HARRISBURG, PA, March 9, 2018 / PR Newswire / Riverview Financial Corporation (“Riverview”) (OTCQX: RIVE), today reported unaudited financial results at and for the three months and year ended December 31, 2017. Riverview, which completed an acquisition of CBT Financial Corp. (“CBT”) on October 1, 2017, reported a net loss of $4.9 million, or $(0.55) per basic and diluted weighted average common share, for the fourth quarter of 2017, compared to net income of $488 thousand, or $0.15 per basic and diluted weighted average common share, for the comparable period of 2016. For the year ended December 31, 2017, Riverview reported a net loss of $4.9 million, or $(0.91) per basic and diluted weighted average common share, compared to net income of $3.1 million, or $0.95 per basic and diluted weighted average common share, for the year-ended December 31, 2016. In the fourth quarter of 2017, a $3.9 million, or $(0.43) per share, charge to income tax expense was recorded related to the re-measurement of net deferred tax assets resulting from the new 21% federal corporate income tax rate established by the Tax Cuts and Jobs Act, enacted in December 2017. The results for the year ended December 31, 2017 also include pre-tax merger expenses of approximately $3.7 million.

Comparability of the results of operations for the three and twelve months ended December 31, 2017 and December 31, 2016 was materially impacted by (i) the reduction in the federal corporate income tax rate referred to above, and (ii) expenses incurred in connection with the acquisition of CBT, also referred to above. In order to provide meaningful performance comparisons between the years and quarters ended December 31, 2016 and December 31, 2017, respectively, Riverview believes it is appropriate to segregate and exclude the impact of the items described below in order to present comparative results of Riverview’s business during these periods. The discussion in this release excludes those items as indicated and, as a result, contains non-GAAP financial measures, which are reconciled to GAAP financial measures in supplemental tables presented below.

HIGHLIGHTS

•	Fourth quarter 2017 federal income tax expense included a nonrecurring charge of $3.9 million, or $(0.43) per share, associated with revaluing the deferred tax asset

•	Fourth quarter 2017 operating expenses included pre-tax merger related expenses of $3.3 million accounting for a reduction in net income after tax of $(0.24) per share

•	Core net income totaled $1.2 million, or $0.13 per share, in the fourth quarter 2017

•	Loan loss provision amounted to $1.0 million for the three months and $2.7 million for the year ended December 31, 2017, respectively, driven primarily by organic loan growth

•	Excluding acquired loans, loans, net grew $164.1 million, or 40.1%, in 2017

•	Excluding acquired loans, quarterly loan growth in 2017 totaled $55.1 million, or 13.5%, in the first quarter, $40.3 million, or 8.7%, in the second quarter, $55.4 million, or 11.0%, in the third quarter and $13.4 million, or 2.4%, in the fourth quarter.

•	Deposits increased $135.1 million, or 29.8%, without taking into account assumed CBT deposits, totaling $438.8 million, in 2017.

•	Excluding assumed deposits, quarterly deposits grew $43.9 million, or 9.7%, in the first quarter, $27.4 million, or 5.5%, in the second quarter, $51.1 million, or 9.7%, in the third quarter and $12.7 million, or 2.2%, in the fourth quarter.

•	Nonperforming assets as a percentage of loans, net and other real estate owned declined to 0.85% at December 31, 2017 compared to 1.26% at September 30, 2017 and 1.99% at December 31, 2016.

•	For the three months ended December 31, 2017, noninterest income was $2.0 million, an increase of $1.1 million, or 113.6%, compared to the same period last year

•	Management anticipates an effective tax rate of 18% for 2018 as a result of the recently enacted tax reform legislation

“This past year ended December 31, 2017 was one of the most pivotal years in the history of Riverview with respect to developing and implementing its strategic direction and laying the groundwork for its future financial performance success,” said Kirk D. Fox, Chief Executive Officer. “During the first quarter of 2017, we successfully completed a $17.0 million private placement of common and convertible preferred securities. The additional capital afforded Riverview the ability to significantly grow its loan portfolio through hiring multiple teams of experienced and established lenders to serve new and existing markets. The addition of our new lending teams has provided net organic loan growth of more than $164.1 million, or 40.1%, in 2017.”

“More notably,” Fox continued, “the capital raise allowed Riverview to acquire CBT Financial Corp., the parent company of CBT Bank, in a stock transaction valued at approximately $54.6 million, effective October 1, 2017. This merger created a combined community banking franchise with approximately $1.2 billion of assets that provides enhanced products and services through 33 banking and financial service locations covering 12 Pennsylvania counties. However,” he added, “the merger was not completed without incurring additional expenditures, which adversely impacted our financial performance for 2017 as we recognized approximately $3.7 million in merger related costs. In addition, the enactment of the tax legislation in the fourth quarter of 2017 had an immediate adverse impact on our financial performance related to the re-measurement of our net deferred tax assets, resulting in a tax charge that reduced net income by $3.9 million in 2017.”

“We believe the strategic actions of 2017 will foster future growth and position Riverview to generate financial performance equal to or exceeding that of our peers,” Fox concluded.

Brett D. Fulk, President, added, “The strategic initiatives set into motion during early 2017, as well as associated expenses, positioned us to take advantage of both organic and merger related growth opportunities. Organic growth and resultant revenue generation to date have exceeded our expectations as a direct result of the talented team members we have added throughout our footprint, including State College, the greater Harrisburg metropolitan area, and Berks County, all of which continue to be productive given the ongoing competitor disruption within these markets.” Fulk continued, “2017 asset generation positioned us to quickly overcome the significant investments made in the personnel, infrastructure and overhead necessary to capitalize on future profitable asset generation opportunities. However, while profitable growth will remain a key component of our strategic plan, we remain focused on proper credit structure, underwriting parameters and maintaining a high quality credit culture, evidenced by continuing positive trends in our credit quality metrics.” Fulk concluded, “despite the exciting growth story over the past several years at Riverview, and the continuation of that story during 2017, we understand that for the immediate future our focus must be internal, and will remain so for as long as it takes to ensure the successful integration of CBT Financial Corp and CBT Bank with and into Riverview Financial Corporation and Riverview Bank. We believe this strategic business combination truly enhances our ability to continue providing our valued shareholders attractive, long term returns on their investment in Riverview. We are excited about the potential this organization now possesses to tangibly demonstrate the value of our past strategic growth initiatives during 2018. We know that successful integration, which requires focus, is necessary to achieve the desired results.”

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three and twelve months ended December 31 were $10.9 million and $25.9 million in 2017 compared to $4.6 million and $18.6 million in 2016, respectively. The increase in tax equivalent net interest income for the comparable fourth quarters was a result of favorable changes in both volume and rate variances. Average earning assets increased $580.0 million while average interest bearing liabilities increased $485.6 million comparing the fourth quarters of 2017 and 2016. For the three months ended December 31, the tax-equivalent net interest margin increased to 4.05% in 2017 from 3.76% in 2016. The tax equivalent net interest margin was 3.77% adjusted for the impact of net purchase accounting accretion in the fourth quarter of 2017.

For the year, the increase in tax equivalent net interest income was primarily attributable to a favorable volume variance from an increase in average interest earning assets exceeding the growth of average interest bearing liabilities. Partially offsetting the positive impact of net average asset growth was an unfavorable rate variance caused by a decline in the tax-equivalent net interest margin. The growth of average interest earning assets exceeded the growth of average interest bearing liabilities by $38.9 million comparing 2017 and 2016. Loans, net averaged $597.1 million in 2017 and $403.0 million in 2016. Average investments totaled $78.4 million in 2017 and $72.3 million in 2016. The tax-equivalent net interest margin declined 7 basis points to 3.76% in 2017 from 3.83% in 2016. The tax-equivalent yield on the loan portfolio increased to 4.59% in 2017 compared to 4.53% in 2016. For the year ended December 31, the tax-equivalent yield on earning assets increased to 4.36% in 2017 from 4.27% in 2016. The cost of funds increased 19 basis points in 2017 to 0.71% from 0.52% in 2016.

For the quarter ended December 31, the provision for loan losses increased to $1.0 million in 2017 from $169 thousand in 2016. The provision for loan losses totaled $2.7 million for the year ended December 31, 2017, compared to $453 thousand in 2016. The increase in the provision for loan losses was primarily influenced by significant loan growth originated through the successful hiring of teams of lenders in the first quarter of 2017.

For the three months ended December 31, noninterest income totaled $2.0 million in 2017, an increase of $1.1 million from $934 thousand in 2016. The increase was primarily attributable to an increase in service charges, fees and commissions of $793 thousand. In addition, trust fees, mortgage banking income and bank owned life insurance investment income increased $222 thousand, $30 thousand and $126 thousand, respectively, comparing the fourth quarters of 2017 and 2016. For the year ended December 31, noninterest income increased to $4.4 million in 2017 from $3.6 million in 2016. The year over year decrease of $395 thousand in net gains recognized on the sale of available-for-sale investment securities was more than offset by improvements in all other categories of noninterest income. The inclusion of CBT’s noninterest income from the date of the merger was primarily responsible for the increases across all categories of noninterest income.

For the quarter ended December 31, noninterest expense increased $8.6 million to $13.2 million in 2017 from $4.6 million in 2016 primarily as a result of the merger. For the year ended December 31, noninterest expense increased $11.3 million to $28.6 million in 2017 from $17.3 million in 2016. The addition of CBT in the fourth quarter and recognition of severance and contract charges related to the merger accounted for a $2.1 million increase in salaries and employee benefits costs. Another major driver of the increase in salaries and employee benefit expense was the hiring of lending teams along with staffing for new community banking offices in the first quarter of 2017. Additions to leased facilities for newly opened community banking offices along with offices to support the lending teams and the addition of CBT occupancy expenses were primarily responsible for the $1.1 million increase in occupancy and equipment costs. The increase in other expenses comparing 2017 and 2016 was a result of incurring merger related costs of $3.7 million in 2017.

BALANCE SHEET REVIEW

Total assets, loans, net and deposits totaled $1.2 billion, $956.0 million, and $1.0 billion, respectively, at December 31, 2017. Loans, net increased $395.8 million in the fourth quarter of 2017 and $546.6 million, for the year ended December 31, 2017. Total deposits increased $451.5 million in the fourth quarter of 2017 and $573.9 million for the year ended December 31, 2017. Noninterest-bearing deposits increased $82.0 million, while interest-bearing deposits increased $491.9 million in 2017.

Stockholders’ equity totaled $106.3 million, or $11.72 per common share, at December 31, 2017, as compared to $41.9 million, or $12.95 per common share, at December 31, 2016. The year-to-date increase in equity in 2017 was a result of the issuance of 4.1 million shares totaling $54.6 million to CBT shareholders in the merger exchange along with the completion of the sale of approximately $17.0 million in common and preferred equity, before expenses, to accredited investors and qualified institutional buyers through a private placement in the first quarter of 2017. Effective as of the close of business on June 22, 2017, Riverview filed an amendment to its Articles of Incorporation to authorize a class of non-voting common stock after obtaining shareholder approval on June 21, 2017. As a result, each share of Series A preferred stock was automatically converted into one share of non-voting common stock as of the effective date. Tangible stockholders’ equity per common share decreased to $8.50 per share at December 31, 2017, compared to $10.84 per share at year-end 2016. Dividends declared for the twelve months ended December 31, 2017 amounted to $0.55 per share. The annualized dividend yield based on the closing price of $13.15 per share on December 31, 2017 was 4.2%.

ASSET QUALITY REVIEW

Nonperforming assets were $8.2 million at December 31, 2017 and 2016. As a percentage of loans, net and foreclosed assets, nonperforming assets amounted to 0.85% and 1.99% at year-end 2017 and 2016, respectively. Adjusting for accruing restructured loans, non-performing assets were $2.7 million, or 0.28% of loans, net and foreclosed assets, at December 31, 2017 and $2.4 million, or 0.58%, at December 31, 2016. The allowance for loan losses equaled $6.3 million, or 0.66% of loans, net, at December 31, 2017, compared to $3.7 million, or 0.91% of loans, net, at December 31, 2016. The decrease in the ratio of the allowance for loan losses as a percentage of loans, net, is primarily a function of acquisition accounting, whereby the historical loan portfolio of CBT was recorded at its estimated fair value, including a $13.7 million discount to reflect credit risk, and the historical allowance for loan losses of CBT was eliminated. Loans charged-off, net of recoveries, for the three and twelve months ended December 31, 2017 equaled $98 thousand and $160 thousand, respectively, compared to $74 thousand and $1.1 million for the comparable periods last year.

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Halifax Bank, Marysville Bank, Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 30 community banking offices and 3 limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the OTCQX Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’ operations, pricing, products and services and other factors that may be described in Riverview’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results for the three and twelve months ended December 31, 2017 and 2016, contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Dec 31 2017	Sept 30 2017	Jun 30 2017	Mar 31 2017	Dec 31 2016
Key performance data:

Per common share data:
Net income (loss)	$(0.55)	$0.09	$0.03	$(0.12)	$0.15
Core net income (loss) (1)	$0.13	$0.09	$0.05	$(0.10)	$0.15
Cash dividends declared	$0.14	$0.14	$0.14	$0.14	$0.14
Book value	$11.72	$11.73	$11.79	$12.45	$12.95
Tangible book value (1)	$8.50	$10.47	$10.51	$10.65	$10.84
Market value:
High	$13.65	$13.50	$14.65	$12.20	$11.78
Low	$12.95	$12.15	$11.81	$11.46	$11.05
Closing	$13.15	$13.20	$13.48	$11.95	$11.60
Market capitalization	$119,262	$64,576	$65,739	$42,044	$37,559
Common shares outstanding	9,069,363	4,892,143	4,876,774	3,518,351	3,237,859

Selected ratios:

Return on average stockholders’ equity	(17.47)%	2.77%	1.25%	(4.20)%	4.50%

Core return on average stockholders’ equity (1)	4.09%	3.06%	1.73%	(3.70)%	4.50%

Return on average tangible stockholders’ equity (1)	(23.87)%	3.10%	1.41%	(4.79)%	5.34%

Core return on average tangible stockholders’ equity (1)	5.59%	3.43%	1.95%	(4.22)%	5.34%

Return on average assets	(1.67)%	0.24%	0.12%	(0.41)%	0.36%

Core return on average assets (1)	0.39%	0.26%	0.16%	(0.36)%	0.36%

Stockholders’ equity to total assets	9.13%	8.42%	9.15%	9.51%	7.72%

Efficiency ratio (2)	100.39%	80.85%	86.53%	94.91%	82.02%

Nonperforming assets to loans, net, and foreclosed assets	0.85%	1.26%	1.41%	1.74%	1.99%

Net charge-offs to average loans, net	0.04%	0.03%	0.01%	0.01%	0.07%

Allowance for loan losses to loans, net	0.66%	0.96%	0.96%	0.93%	0.91%

Earning assets yield (FTE) (3)	4.67%	4.22%	4.16%	4.08%	4.19%

Cost of funds	0.74%	0.76%	0.69%	0.60%	0.51%

Net interest spread (FTE) (3)	3.93%	3.46%	3.47%	3.48%	3.68%

Net interest margin (FTE) (3)	4.05%	3.57%	3.58%	3.57%	3.76%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Twelve Months Ended	Dec 31 2017	Dec 31 2016
Interest income:
Interest and fees on loans:
Taxable	$26,474	$17,565
Tax-exempt	600	451
Interest and dividends on investment securities:
Taxable	2,155	1,931
Tax-exempt	228	326
Dividends	3	8
Interest on interest-bearing deposits in other banks	121	53
Interest on federal funds sold	12	2
Total interest income	29,593	20,336
Interest expense:
Interest on deposits	3,489	1,793
Interest on short-term borrowings	230	84
Interest on long-term debt	401	295
Total interest expense	4,120	2,172
Net interest income	25,473	18,164
Provision for loan losses	2,734	453
Net interest income after provision for loan losses	22,739	17,711
Noninterest income:
Service charges, fees and commissions	2,037	1,278
Commissions and fees on fiduciary activities	344	118
Wealth management income	832	825
Mortgage banking income	660	597
Life insurance investment income	449	345
Net gain (loss) on sale of investment securities available-for-sale	89	484
Total noninterest income	4,411	3,647
Noninterest expense:
Salaries and employee benefits expense	15,196	9,261
Net occupancy and equipment expense	3,271	2,165
Amortization of intangible assets	538	340
Net cost of operation of other real estate owned	172	331
Other expenses	9,383	5,232
Total noninterest expense	28,560	17,329
Income (loss) before income taxes	(1,410)	4,029
Provision for income tax expense (benefit)	3,501	962
Net income (loss)	$(4,911)	$3,067
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$1,471	$(2,728)
Reclassification adjustment for gain included in net income	(89)	(484)
Change in pension liability	(54)	47
Income tax expense (benefit) related to other comprehensive income	(451)	1,076
Other comprehensive income (loss), net of income taxes	877	(2,089)
Comprehensive income (loss)	$(4,034)	$978
Per common share data:
Net income (loss):
Basic	$(0.91)	$0.95
Diluted	$(0.91)	$0.95
Average common shares outstanding:
Basic	5,260,537	3,219,339
Diluted	5,260,537	3,241,869
Cash dividends declared	$0.55	$0.55

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Three months ended	Dec 31 2017	Sept 30 2017	Jun 30 2017	March 31 2017	Dec 31 2016
Interest income:
Interest and fees on loans:
Taxable	$11,483	$5,717	$4,989	$4,285	$4,203
Tax-exempt	239	146	107	108	190
Interest and dividends on investment securities available-for-sale:
Taxable	548	477	566	564	556
Tax-exempt	88	47	46	47	46
Dividends				3
Interest on interest-bearing deposits in other banks	43	31	24	23	12
Interest on federal funds sold		2	4	6
Total interest income	12,401	6,420	5,736	5,036	5,007
Interest expense:
Interest on deposits	1,468	821	668	532	418
Interest on short-term borrowings	33	112	63	22	25
Interest on long-term debt	173	75	78	75	81
Total interest expense	1,674	1,008	809	629	524
Net interest income	10,727	5,412	4,927	4,407	4,483
Provision for loan losses	1,000	610	519	605	169
Net interest income after provision for loan losses	9,727	4,802	4,408	3,802	4,314
Noninterest income:
Service charges, fees and commissions	1,138	270	292	337	345
Commissions and fees on fiduciary activities	252	31	31	30	30
Wealth management income	201	179	194	258	294
Mortgage banking income	226	205	147	82	196
Life insurance investment income	195	107	74	73	69
Net gain (loss) on sale of investment securities available-for-sale	(17)	43	64	(1)
Total noninterest income	1,995	835	802	779	934
Noninterest expense:
Salaries and employee benefits expense	6,675	2,928	2,757	2,836	2,650
Net occupancy and equipment expense	1,376	615	634	646	548
Amortization of intangible assets	232	71	71	164	93
Net cost of operation of other real estate owned	11	(13)	138	36	117
Other expenses	4,895	1,566	1,441	1,481	1,228
Total noninterest expense	13,189	5,167	5,041	5,163	4,636
Income (loss) before income taxes	(1,467)	470	169	(582)	612
Income tax expense (benefit)	3,457	69	(10)	(15)	124
Net income (loss)	$(4,924)	$401	$179	$(567)	$488
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$(237)	$(50)	$1,246	$512	$(3,668)
Reclassification adjustment for (gain) loss included in net income	17	(43)	(64)	1
Change in pension liability	(54)				47
Income tax expense (benefit) related to other comprehensive income (loss)	93	32	(402)	(174)	1,231
Other comprehensive income (loss), net of income taxes	(181)	(61)	780	339	(2,390)
Comprehensive income (loss)	$(5,105)	$340	$959	$(228)	$(1,902)
Per common share data:
Net income (loss):
Basic	$(0.55)	$0.09	$0.03	$(0.12)	$0.15
Diluted	$(0.55)	$0.09	$0.04	$(0.12)	$0.15
Average common shares outstanding:
Basic	8,994,617	4,880,676	3,655,446	3,454,704	3,232,359
Diluted	8,994,617	4,945,456	3,726,939	3,454,704	3,254,719
Cash dividends declared	$0.14	$0.14	$0.14	$0.14	$0.14

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Dec 31 2017	Sept 30 2017	Jun 30 2017	Mar 31 2017	Dec 31 2016
Net interest income:
Interest income
Loans, net:
Taxable	$11,483	$5,717	$4,989	$4,285	$4,203
Tax-exempt	362	221	162	164	288
Total loans, net	11,845	5,938	5,151	4,449	4,491
Investments:
Taxable	548	477	566	567	556
Tax-exempt	133	71	70	71	70
Total investments	681	548	636	638	626
Interest on interest-bearing balances in other banks	43	31	24	23	12
Federal funds sold		2	4	6
Total interest income	12,569	6,519	5,815	5,116	5,129
Interest expense:
Deposits	1,468	821	668	532	418
Short-term borrowings	33	112	63	22	25
Long-term debt	173	75	78	75	81
Total interest expense	1,674	1,008	809	629	524
Net interest income	$10,895	$5,511	$5,006	$4,487	$4,605

Yields on earning assets:
Loans, net:
Taxable	4.99%	4.40%	4.36%	4.30%	4.26%
Tax-exempt	3.91%	3.94%	3.99%	4.06%	9.16%
Total loans, net	4.94%	4.38%	4.35%	4.30%	4.42%
Investments:
Taxable	2.65%	3.17%	3.35%	3.32%	3.28%
Tax-exempt	3.04%	4.90%	4.89%	5.01%	4.84%
Total investments	2.71%	3.33%	3.47%	3.45%	3.40%
Interest-bearing balances with banks	0.97%	1.35%	0.95%	0.87%	0.49%
Federal funds sold		1.71%	0.94%	0.74%
Total earning assets	4.67%	4.22%	4.16%	4.08%	4.19%
Costs of interest-bearing liabilities:
Deposits	0.67%	0.67%	0.62%	0.54%	0.43%
Short-term borrowings	1.39%	1.32%	1.11%	0.86%	0.65%
Long-term debt	5.17%	4.16%	2.81%	2.73%	2.88%
Total interest-bearing liabilities	0.74%	0.76%	0.69%	0.60%	0.51%
Net interest spread	3.93%	3.46%	3.47%	3.48%	3.68%
Net interest margin	4.05%	3.57%	3.58%	3.57%	3.76%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

At period end	Dec 31 2017	Sept 30 2017	Jun 30 2017	Mar 31 2017	Dec 31 2016
Assets:
Cash and due from banks	$9,413	$8,425	$9,613	$10,852	$7,783
Interest-bearing balances in other banks	16,373	10,741	6,064	11,552	11,337
Federal funds sold
Investment securities available-for-sale	93,201	56,874	67,852	72,741	73,113
Loans held for sale	254	519	1,037	522	652
Loans, net	955,971	560,187	504,749	464,481	409,343
Less: allowance for loan losses	6,306	5,404	4,834	4,329	3,732
Net loans	949,665	554,783	499,915	460,152	405,611
Premises and equipment, net	18,631	12,163	12,132	12,116	12,201
Accrued interest receivable	3,237	1,995	1,651	1,881	1,726
Goodwill	24,754	5,079	5,079	5,079	5,408
Other intangible assets, net	4,376	1,099	1,170	1,241	1,405
Other assets	43,703	29,701	23,728	24,237	23,812
Total assets	$1,163,607	$681,379	$628,241	$600,373	$543,048

Liabilities:
Deposits:
Noninterest-bearing	$155,895	$76,214	$76,096	$79,127	$73,932
Interest-bearing	870,585	498,736	447,799	417,380	378,628
Total deposits	1,026,480	574,950	523,895	496,507	452,560
Short-term borrowings	6,000	37,250	30,000	30,000	31,500
Long-term debt	13,233	6,503	11,589	11,073	11,154
Accrued interest payable	468	213	194	203	192
Other liabilities	11,170	5,084	5,048	5,499	5,722
Total liabilities	1,057,351	624,000	570,726	543,282	501,128

Stockholders’ equity:
Preferred stock				13,283
Common stock	100,476	45,427	45,240	31,833	29,052
Capital surplus	423	243	235	224	220
Retained earnings	6,936	12,848	13,118	13,609	14,845
Accumulated other comprehensive income (loss)	(1,579)	(1,139)	(1,078)	(1,858)	(2,197)
Total stockholders’ equity	106,256	57,379	57,515	57,091	41,920
Total liabilities and stockholders’ equity	$1,163,607	$681,379	$628,241	$600,373	$543,048

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

Average quarterly balances	Dec 31 2017	Sept 30 2017	Jun 30 2017	Mar 31 2017	Dec 31 2016
Assets:
Loans, net:
Taxable	$913,623	$515,494	$458,702	$403,684	$392,085
Tax-exempt	36,750	22,246	16,285	16,396	12,510
Total loans, net	950,373	537,740	474,987	420,080	404,595
Investments:
Taxable	82,180	59,612	67,753	69,253	67,423
Tax-exempt	17,345	5,746	5,747	5,748	5,750
Total investments	99,525	65,358	73,500	75,001	73,173
Interest-bearing balances with banks	17,615	9,143	10,137	10,662	9,716
Federal funds sold	48	465	1,709	3,293	31
Total earning assets	1,067,561	612,706	560,333	509,036	487,515
Other assets	101,120	52,770	49,382	49,025	45,300
Total assets	$1,168,681	$665,476	$609,715	$558,061	$532,815

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$873,596	$483,648	$435,033	$402,339	$384,278
Noninterest-bearing	150,515	77,819	77,440	73,188	72,227
Total deposits	1,024,111	561,467	512,473	475,527	456,505
Short-term borrowings	9,403	33,707	22,838	10,324	15,213
Long-term debt	13,271	7,151	11,146	11,122	11,203
Other liabilities	10,053	5,700	5,909	6,325	6,709
Total liabilities	1,056,838	608,025	552,366	503,298	489,630
Stockholders’ equity	111,843	57,451	57,349	54,763	43,185
Total liabilities and stockholders’ equity	$1,168,681	$665,476	$609,715	$558,061	$532,815

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Dec 31 2017	Sept 30 2017	Jun 30 2017	Mar 31 2017	Dec 31 2016
At quarter end:
Nonperforming assets:
Nonaccrual loans	$1,745	$1,765	$1,702	$1,725	$1,386
Accruing restructured loans	5,478	5,168	5,199	5,597	5,805
Accruing loans past due 90 days or more	693		35	189	359
Foreclosed assets	236	144	205	561	625
Total nonperforming assets	$8,152	$7,077	$7,141	$8,072	$8,175

Three months ended:
Allowance for loan losses:
Beginning balance	$5,404	$4,834	$4,329	$3,732	$3,637
Charge-offs	142	42	21	12	78
Recoveries	44	2	7	4	4
Provision for loan losses	1,000	610	519	605	169
Ending balance	$6,306	$5,404	$4,834	$4,329	$3,732

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Three months ended:	Dec 31 2017	Sept 30 2017	Jun 30 2017	Mar 31 2017	Dec 31 2016
Core net income (loss) per common share:
Net income (loss)	$(4,924)	$401	$179	$(567)	$488
Dividends on preferred stock			(186)	(185)
Net income (loss) available to common stockholders	(4,924)	401	(7)	(752)	488
Undistributed loss (income) allocated to preferred stockholders			128	347
Income (loss) allocated to common stockholders	(4,924)	401	121	(405)	488
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(11)	28	42	(1)
Add: Acquisition related expenses, net of tax	2,177	70	111	67
Add: Tax Cuts and Jobs Act tax expense	3,888
Net income (loss) Core	$1,152	$443	$190	$(337)	$488
Average common shares outstanding	8,994,617	4,880,676	3,655,446	3,454,704	3,232,359
Core net income (loss) per common share	$0.13	$0.09	$0.05	$(0.10)	$0.15
Tangible book value:
Total stockholders’ equity	$106,256	$57,379	$57,515	$43,808	$41,920
Less: Goodwill	24,754	5,079	5,079	5,079	5,408
Less: Other intangible assets, net	4,376	1,099	1,170	1,241	1,405
Total tangible stockholders’ equity	$77,126	$51,201	$51,266	$37,488	$35,107
Common shares outstanding	9,069,363	4,892,143	4,876,774	3,518,351	3,237,859
Tangible book value per share	$8.50	$10.47	$10.51	$10.65	$10.84
Core return on average stockholders’ equity:
Net income (loss) GAAP	$(4,924)	$401	$179	$(567)	$488
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(11)	28	42	(1)
Add: Acquisition related expenses, net of tax	2,177	70	111	67
Add: Tax Cuts and Jobs Act tax expense	3,888
Net income (loss) Core	$1,152	$443	$248	$(499)	$488
Average stockholders’ equity	$111,843	$57,451	$57,349	$54,763	$43,185
Core return on average stockholders’ equity	4.09%	3.06%	1.73%	(3.70)%	4.50%
Return on average tangible equity:
Net income (loss) GAAP	$(4,924)	$401	$179	$(567)	$488
Average stockholders’ equity	$111,843	$57,451	$57,349	$54,763	$43,185
Less: average intangibles	30,013	6,213	6,284	6,765	6,857
Average tangible stockholders’ equity	$81,830	$51,238	$51,065	$47,998	$36,328
Return on average tangible stockholders’ equity	(23.87)%	3.10%	1.41%	(4.79)%	5.34%
Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$(4,924)	$401	$179	$(567)	$488
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(11)	28	42	(1)
Add: Acquisition related expenses, net of tax	2,177	70	111	67
Add: Tax Cuts and Jobs Act tax expense	3,888
Net income (loss) Core	$1,152	$443	$248	$(499)	$488
Average stockholders’ equity	$111,843	$57,451	$57,349	$54,763	$43,185
Less: average intangibles	30,013	6,213	6,284	6,765	6,857
Average tangible stockholders’ equity	$81,830	$51,238	$51,065	$47,998	$36,328
Core return on average tangible stockholders’ equity	5.59%	3.43%	1.95%	(4.22)%	5.34%

Core return on average assets:
Net income (loss) GAAP	$(4,924)	$401	$179	$(567)	$488
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(11)	28	42	(1)
Add: Acquisition related expenses, net of tax	2,177	70	111	67
Add: Tax Cuts and Jobs Act tax expense	3,888
Net income (loss) Core	$1,152	$443	$248	$(499)	$488
Average assets	$1,168,681	$665,476	$609,715	$558,061	$532,815
Core return on average assets	0.39%	0.26%	0.16%	(0.36)%	0.36%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Dec 31 2017	Dec 31 2016
Twelve months ended:

Core net income per common share:
Net income (loss)	$(4,911)	$3,067
Dividends on preferred stock	(371)
Net income available to common stockholders	(5,282)	3,067
Undistributed loss allocated to preferred stockholders	475
Income allocated to common stockholders	(4,807)	3,067
Adjustments:
Less: Gains on sale of investment securities, net of tax	58	319
Add: Acquisition related expenses, net of tax	2,425	148
Add: Tax Cuts and Jobs Act tax expense	3,888
Net income (loss) core	$1,448	$2,896

Average common shares outstanding	5,260,537	3,219,339

Core net income (loss) per common share	$0.28	$0.90